Exhibit 99.1

NEWS RELEASE

Westell Technologies Reports Fiscal Second Quarter 2017 Sequential
Revenue Increase of 20% to $17.8M

Expense reductions take effect, resulting in sequential EPS improvement of 31%
AURORA, IL, November 2, 2016 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, today announced results for its fiscal 2017 second quarter ended September 30, 2016 (2Q17). Management will host a conference call to discuss financial and business results tomorrow, Thursday, November 3, 2016, at 9:30 AM Eastern Time (details below).
Consolidated revenue in 2Q17 was $17.8 million, and comprised $6.6 million from the In-Building Wireless (IBW) segment, $5.1 million from the Intelligent Site Management and Services (ISMS) segment, and $6.0 million from the Communication Network Solutions (CNS) segment.

GAAP operating expenses were $12.2 million in 2Q17 compared to $12.3 million in 1Q17. Non-GAAP operating expenses, which excludes stock-based compensation, amortization of acquired intangible assets, and restructuring and restructuring-related charges, were $7.8 million in 2Q17 compared to $9.6 million in 1Q17.

	2Q17 3 months ended 9/30/16	1Q17 3 months ended 6/30/16	+ favorable / - unfavorable
Consolidated Revenue	$17.8M	$14.8M	+20%
Net Income (Loss)	($5.8M)	($7.8M)	+26%
Earnings (Loss) Per Share	($0.09)	($0.13)	+31%
Non-GAAP Net Income (Loss) (1)	($1.1M)	($3.6M)	+69%
Non-GAAP Earnings (Loss) Per Share (1)	($0.02)	($0.06)	+67%
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.

“As anticipated, 2Q17 revenue was up significantly from 1Q17, and all three segments grew sequentially with IBW up 9%, ISMS up 23%, and CNS up 32%,” said Kirk Brannock, President and CEO of Westell Technologies. “We also made great progress on the expense side and the bottom line, as we are now seeing the positive effects of our initial actions to reduce expenses.”

In October, Westell began to transition its IBW final assembly and test operations to Spinnaker Contract Manufacturing, Inc. of Tilton, New Hampshire, with an expected completion date of mid-December 2016. “Spinnaker is a trusted partner that has provided Westell with high-quality subassemblies since 2000,” Brannock said. “Streamlining operations is an important part of our path to profitability that will also reduce lead times and drive improved customer satisfaction.”

Cash and short-term investments were $20.9 million at September 30, 2016, compared to $25.3 million at June 30, 2016. Of the $4.4 million change during the quarter, cash used for operating activities was $4.1 million, which included a $2.7 million increase in customer receivables as of September 30, 2016, and $0.5 million for employee severance payments.
In-Building Wireless (IBW) Segment
IBW’s sequential revenue increase was driven primarily by higher sales of our Universal DAS Interface Tray (UDIT) active conditioner. IBW’s segment gross margin, excluding charges (see below), decreased to 36.5% in 2Q17 from 39.0% in 1Q17, due primarily to a less favorable mix.

	2Q17 3 months ended 9/30/16	1Q17 3 months ended 6/30/16	+ favorable / - unfavorable
IBW Segment Revenue	$6.6M	$6.1M	+9%
IBW Segment Gross Margin (1)	33.6%	16.2%	+17.4%
IBW Segment R&D Expense	$1.6M	$2.4M	+33%
IBW Segment Profit (Loss)	$0.6M	($1.4M)	+147%
(1)  Excluding charges of $0.2 million in 2Q17 and $1.4 million in 1Q17 related to the previously announced discontinuation of the ClearLink DAS, IBW segment gross margin was 36.5% and 39.0%, respectively. Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation.

Intelligent Site Management & Services (ISMS) Segment
ISMS’s sequential revenue increase was driven primarily by higher deployment services revenue which, in turn, resulted in a less favorable mix that drove ISMS’s gross margin to decrease in 2Q17 compared to 1Q17.

	2Q17 3 months ended 9/30/16	1Q17 3 months ended 6/30/16	+ favorable / - unfavorable
ISMS Segment Revenue	$5.1M	$4.1M	+23%
ISMS Segment Gross Margin	47.1%	48.8%	-1.7%
ISMS Segment R&D Expense	$1.2M	$1.3M	+4%
ISMS Segment Profit (Loss)	$1.2M	$0.7M	+61%
Communication Network Solutions Group (CNS) Segment
CNS’s sequential revenue increase was driven primarily by higher sales of Integrated Cabinets which, in turn, resulted in a less favorable mix that drove CNS’s gross margin to decrease in 2Q17 compared to 1Q17.

	2Q17 3 months ended 9/30/16	1Q17 3 months ended 6/30/16	+ favorable / - unfavorable
CNS Segment Revenue	$6.0M	$4.6M	+32%
CNS Segment Gross Margin	28.7%	34.1%	-5.4%
CNS Segment R&D Expense	$0.5M	$0.6M	+20%
CNS Segment Profit (Loss)	$1.2M	$0.9M	+32%

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, November 3, 2016, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/Westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on November 3, 2016, by calling 888-206-4065 no later than 8:15 AM Central Time (9:15 AM Eastern Time) and providing the operator confirmation number 43632542.

This news release and related information that may be discussed on the conference call, will be posted on the Investor Relations section of Westell's website: http://www.westell.com/about-us/investor-relations/. A digital recording of the entire conference will be available for replay on Westell's website by approximately 1:00 PM Eastern Time following the conclusion of the conference.

About Westell Technologies
Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks, where end users connect. The Company's comprehensive set of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2016, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.
Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended					Six months ended
	September 30,		June 30,		September 30,	September 30,		September 30,
	2016		2016		2015	2016		2015
Revenue	$17,780		$14,816		$25,514	$32,596		$47,084
Gross profit	6,367		4,565		10,231	10,932		18,660
Gross margin	35.8%		30.8%		40.1%	33.5%		39.6%
Operating expenses:
R&D	3,327		4,277		4,625	7,604		9,711
Sales and marketing	2,896		3,381		4,113	6,277		7,309
General and administrative	2,218		2,345		2,493	4,563		5,462
Intangible amortization	1,201		1,200		1,432	2,401		2,831
Restructuring	2,601	(1)	(36)		—	2,565	(1)	17
Long-lived assets impairment	—		1,181	(2)	—	1,181	(2)	—
Total operating expenses	12,243		12,348		12,663	24,591		25,330
Operating profit (loss)	(5,876)		(7,783)		(2,432)	(13,659)		(6,670)
Other income (expense), net	74		17		(61)	91		(23)
Income (loss) before income taxes and discontinued operations	(5,802)		(7,766)		(2,493)	(13,568)		(6,693)
Income tax benefit (expense)	(8)		(2)		20	(10)		82
Net income (loss) from continuing operations	(5,810)		(7,768)		(2,473)	(13,578)		(6,611)
Income from discontinued operations (3)	—		—		—	—		272
Net income (loss)	$(5,810)		$(7,768)		$(2,473)	$(13,578)		$(6,339)
Basic net income (loss) per share:
Basic net income (loss) from continuing operations	$(0.09)		$(0.13)		$(0.04)	$(0.22)		$(0.11)
Basic net income (loss) from discontinued operations	—		—		—	—		—
Basic net income (loss) (4)	$(0.09)		$(0.13)		$(0.04)	$(0.22)		$(0.10)
Diluted net income (loss) per share:
Diluted net income (loss) from continuing operations	$(0.09)		$(0.13)		$(0.04)	$(0.22)		$(0.11)
Diluted net income (loss) from discontinued operations	—		—		—	—		—
Diluted net income (loss) (4)	$(0.09)		$(0.13)		$(0.04)	$(0.22)		$(0.10)
Weighted-average number of common shares outstanding:
Basic	61,199		61,016		60,783	61,108		60,743
Diluted	61,199		61,016		60,783	61,108		60,743

(1)	The Company recorded restructuring expense primarily relating to abandonment of excess office space at its headquarters and in New Hampshire, and severance costs for terminated employees.

(2)	1Q17 Impairment related to long-lived assets associated with ClearLink DAS.

(3)	Income from discontinued operations resulted from the expiration of indemnity periods and release of contingency reserves related to the sale of ConferencePlus.

(4)	Totals may not sum due to rounding.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)

	September 30, 2016 (Unaudited)	March 31, 2016
Assets
Cash and cash equivalents	$20,917	$19,169
Short-term investments	—	10,555
Accounts receivable, net	13,639	16,361
Inventories	12,678	13,498
Prepaid expenses and other current assets	1,923	1,900
Total current assets	49,157	61,483
Land, property and equipment, net	2,454	3,977
Intangible assets, net	17,987	20,388
Other non-current assets	168	183
Total assets	$69,766	$86,031
Liabilities and Stockholders’ Equity
Accounts payable	$4,619	$7,856
Accrued expenses	4,967	5,932
Accrued restructuring	2,951	1,537
Contingent consideration payable	—	311
Deferred revenue	1,318	1,601
Total current liabilities	13,855	17,237
Deferred revenue non-current	1,388	1,236
Deferred income tax liability	24	10
Accrued restructuring non-current	192	550
Other non-current liabilities	249	314
Total liabilities	15,708	19,347
Total stockholders’ equity	54,058	66,684
Total liabilities and stockholders’ equity	$69,766	$86,031

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three months ended September 30,	Six months ended September 30,
	2016	2016	2015
Cash flows from operating activities:
Net income (loss)	$(5,810)	$(13,578)	$(6,339)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	1,645	3,230	3,495
Long-lived assets impairment	—	1,181	—
Stock-based compensation	687	1,093	710
Restructuring	2,601	2,565	17
Deferred taxes	12	14	57
Other loss (gain)	5	11	60
Changes in assets and liabilities:
Accounts receivable	(2,748)	2,722	(5,342)
Inventory	1,054	820	4,009
Accounts payable and accrued expenses	(1,765)	(5,909)	3,476
Deferred revenue	317	(131)	(845)
Other	(136)	(8)	933
Net cash provided by (used in) operating activities	(4,138)	(7,990)	231
Cash flows from investing activities:
Net maturity (purchase) of short-term investments and debt securities	10,090	10,555	20,430
Proceeds from sale of land	—	—	264
Purchases of property and equipment, net	(102)	(498)	(1,530)
Net cash provided by (used in) investing activities	9,988	10,057	19,164
Cash flows from financing activities:
Purchase of treasury stock	(57)	(141)	(85)
Payment of contingent consideration	(48)	(175)	(455)
Net cash provided by (used in) financing activities	(105)	(316)	(540)
(Gain) loss of exchange rate changes on cash	(6)	(3)	(3)
Net increase (decrease) in cash and cash equivalents	5,739	1,748	18,852
Cash and cash equivalents, beginning of period	15,178	19,169	14,026
Cash and cash equivalents, end of period	$20,917	$20,917	$32,878

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

Sequential Quarter Comparison

	Three months ended September 30, 2016				Three months ended June 30, 2016
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Revenue	$6,644	$5,109	$6,027	$17,780	$6,121	$4,139	$4,556	$14,816
Gross profit	2,233	2,407	1,727	6,367	994	2,019	1,552	4,565
Gross margin (1)	33.6%	47.1%	28.7%	35.8%	16.2%	48.8%	34.1%	30.8%
R&D expenses	1,594	1,237	496	3,327	2,364	1,294	619	4,277
Segment profit (loss)	$639	$1,170	$1,231	$3,040	$(1,370)	$725	$933	$288
(1)  Excluding charges of $0.2 million in 2Q17 and $1.4 million in 1Q17 related to the previously announced discontinuation of the ClearLink DAS, IBW segment gross margin was 36.5% and 39.0%, respectively. Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation.

Year-over-Year Quarter Comparison

	Three months ended September 30, 2016				Three months ended September 30, 2015
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Revenue	$6,644	$5,109	$6,027	$17,780	$10,819	$5,886	$8,809	$25,514
Gross profit	2,233	2,407	1,727	6,367	4,547	3,164	2,520	10,231
Gross margin (1)	33.6%	47.1%	28.7%	35.8%	42.0%	53.8%	28.6%	40.1%
R&D expenses	1,594	1,237	496	3,327	2,775	1,302	548	4,625
Segment profit (loss)	$639	$1,170	$1,231	$3,040	$1,772	$1,862	$1,972	$5,606
(1)  2Q17 IBW Segment Gross Margin was 36.5% when excluding a charge of $0.2 million related to the previously announced discontinuation of the ClearLink DAS and stock-based compensation. Please refer to the GAAP to non-GAAP reconciliation of IBW segment gross margin at the end of the Segment Statement of Operations section.

Year-to-Date Comparison

	Six months ended September 30, 2016				Six months ended September 30, 2015
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Revenue	$12,765	$9,248	$10,583	$32,596	$19,889	$10,391	$16,804	$47,084
Gross profit	3,227	4,426	3,279	10,932	8,548	5,375	4,737	18,660
Gross margin (1)	25.3%	47.9%	31.0%	33.5%	43.0%	51.7%	28.2%	39.6%
R&D expenses	3,958	2,531	1,115	7,604	5,937	2,583	1,191	9,711
Segment profit (loss)	$(731)	$1,895	$2,164	$3,328	$2,611	$2,792	$3,546	$8,949
(1)  The six month ended September 30, 2016, IBW Segment Gross Margin was 37.7% when excluding a charge of $1.6 million related to the previously announced discontinuation of the ClearLink DAS and stock-based compensation. Please refer to the GAAP to non-GAAP reconciliation of IBW segment gross margin at the end of the Segment Statement of Operations section.

Reconciliation of GAAP to non-GAAP IBW Segment Gross Margin

	Three months ended September 30, 2016			Three months ended June 30, 2016			Three months ended September 30, 2015
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - IBW segment	$6,644	$2,233	33.6%	$6,121	$994	16.2%	$10,819	$4,547	42.0%
ClearLink DAS E&O (1)	—	192		—	1,389		—	—
Stock-based compensation (2)	—	2		—	3		—	—
Non-GAAP - IBW segment	$6,644	$2,427	36.5%	$6,121	$2,386	39.0%	$10,819	$4,547	42.0%
(1) Excess and Obsolete inventory charges on ClearLink DAS inventory and firm purchase commitments.
(2) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

	Six months ended September 30, 2016			Six months ended September 30, 2015
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - IBW segment	$12,765	$3,227	25.3%	$19,889	$8,548	43.0%
ClearLink DAS E&O (1)	—	1,581		—	—
Stock-based compensation (2)	—	5		—	—
Non-GAAP - IBW segment	$12,765	$4,813	37.7%	$19,889	$8,548	43.0%
(1) Excess and Obsolete inventory charges on ClearLink DAS inventory and firm purchase commitments.
(2) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended September 30, 2016			Three months ended June 30, 2016			Three months ended September 30, 2015
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$17,780	$6,367	35.8%	$14,816	4,565	30.8%	$25,514	$10,231	40.1%
Deferred revenue adjustment (1)	63	63		63	63		73	73
ClearLink DAS E&O (2)	—	192		—	1,389		—	—
Stock-based compensation (3)	—	8		—	6		—	14
Non-GAAP - Consolidated	$17,843	$6,630	37.2%	$14,879	$6,023	40.5%	$25,587	$10,318	40.3%

	Three months ended			Six months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
GAAP consolidated operating expenses	$12,243	$12,348	$12,663	$24,591	$25,330
Adjustments:
Stock-based compensation (3)	(679)	(400)	(239)	(1,079)	(699)
Long-lived asset impairment (4)	—	(1,181)	—	(1,181)	—
Amortization of intangibles (5)	(1,201)	(1,200)	(1,432)	(2,401)	(2,831)
Restructuring, separation, and transition (6)	(2,601)	36	(59)	(2,565)	(223)
Total adjustments	(4,481)	(2,745)	(1,730)	(7,226)	(3,753)
Non-GAAP consolidated operating expenses	$7,762	$9,603	$10,933	$17,365	$21,577

	Three months ended			Six months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
GAAP consolidated operating profit (loss)	$(5,876)	$(7,783)	$(2,432)	$(13,659)	$(6,670)
Adjustments:
Deferred revenue adjustment (1)	63	63	73	126	146
ClearLink DAS E&O (2)	192	1,389	—	1,581	—
Stock-based compensation (3)	687	406	253	1,093	710
Long-lived asset impairment (4)	—	1,181	—	1,181	—
Amortization of intangibles (5)	1,201	1,200	1,432	2,401	2,831
Restructuring, separation, and transition (6)	2,601	(36)	59	2,565	223
Total adjustments	4,744	4,203	1,817	8,947	3,910
Non-GAAP consolidated operating profit (loss) from continuing operations	$(1,132)	$(3,580)	$(615)	$(4,712)	$(2,760)
Depreciation	444	385	367	829	664
Non-GAAP consolidated Adjusted EBITDA (7) from continuing operations	$(688)	$(3,195)	$(248)	$(3,883)	$(2,096)

	Three months ended			Six months ended
	September 30,	June 30	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
GAAP consolidated net income (loss)	$(5,810)	$(7,768)	$(2,473)	$(13,578)	$(6,339)
Adjustments:
Deferred revenue adjustment (1)	63	63	73	126	146
ClearLink DAS E&O (2)	192	1,389	—	1,581	—
Stock-based compensation (3)	687	406	253	1,093	710
Long-lived asset impairment (4)	—	1,181	—	1,181	—
Amortization of intangibles (5)	1,201	1,200	1,432	2,401	2,831
Restructuring, separation, and transition (6)	2,601	(36)	59	2,565	223
(Income) loss from discontinued operations (8)	—	—	—	—	(272)
Total adjustments	4,744	4,203	1,817	8,947	3,638
Non-GAAP consolidated net income (loss)	$(1,066)	$(3,565)	$(656)	$(4,631)	$(2,701)
GAAP consolidated net income (loss) per common share:
Basic and diluted	$(0.09)	$(0.13)	$(0.04)	$(0.22)	$(0.10)
Non-GAAP consolidated net income (loss) per common share:
Basic and diluted	$(0.02)	$(0.06)	$(0.01)	$(0.08)	$(0.04)
Average number of common shares outstanding:
Basic and diluted	61,199	61,016	60,783	61,108	60,743
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:

(1)
On April 1, 2013, the Company purchased Kentrox. The acquisition required the step-down on acquired deferred revenue, which resulted in lower revenue that will not recur once those liabilities have fully settled. The adjustment removes the step-down on acquired deferred revenue that was recognized.

(2)	Excess and Obsolete inventory charges on inventory and firm purchase commitments associated with the previously announced discontinuation of ClearLink DAS.

(3)	Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

(4)	Impairment related to long-lived assets associated with ClearLink DAS.

(5)	Amortization of intangibles is a non-cash expense arising from previously acquired intangible assets.

(6)
Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations including costs relating to abandonment of excess office space at its headquarters and in New Hampshire, and severance costs for terminated employees. This adjustment also includes severance benefits related to the departure of certain former executives.

(7)
EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA in its reconciliation of GAAP to non-GAAP consolidated operating profit (loss) rather than in its reconciliation of GAAP to non-GAAP consolidated net income (loss) because (a) non-GAAP consolidated operating profit (loss) is more closely aligned with Adjusted EBITDA and (b) the difference between the Company's GAAP consolidated operating profit (loss) and its GAAP consolidated net income (loss) is immaterial.

(8)	The release of contingent liabilities related to the sale of ConferencePlus are presented as discontinued operations.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com